EXHIBIT 23.1

VASQUEZ & COMPANY LLP
CERTIFIED PUBLIC ACCOUNTANTS AND BUSINESS CONSULTANTS

801 South Grand Avenue, Suite 400  s  Los Angeles, CA 90017-4646  s  Fax (213) 996-4242  s  www.vasquezcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

International Stem Cell Corporation
Oceanside, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form SB-2/A (No. 333-142048) of our report dated March 18, 2008 of International Stem Corporation and subsidiary, formerly known as BTHC III, relating to the consolidated financial statements as of December 31, 2007 and 2006, and the related consolidated statements of operations, members' deficit and stockholders' equity and cash flows for each of the years then ended and for the period from inception (August 17, 2001) through December 31, 2007. Our report contains an explanatory paragraph regarding International Stem Cell's ability to continue as a going concern.

/s/ Vasquez & Company
Vasquez & Company LLP
Los Angeles, California
March 18, 2008

Registered with Public Company Accounting Oversight Board

Member of Private Companies Practice Section & Center for Public Company Audit Firms